Exhibit 99.1

UBL Interactive APPOINTS DAVID JAQUES AS CHIEF FINANCIAL OFFICER

Former PayPal CFO and Member of UBL’s Board of Directors to

Oversee the Company’s Global Financial Operations

CHARLOTTE, NC – (GlobeNewswire) – September 4, 2014 – UBL Interactive, Inc. (OTCBB/QB:UBLI) (“UBL”), The Local Leader with Global Reach™, today announced the appointment of David Jaques as the Company’s Chief Financial Officer. Effective September 2, 2014, Jaques, who has served as an independent member of UBL’s Board since 2010, will assume the day-to-day responsibility of the Company’s global financial operations, to include overseeing all SEC reporting and compliance, financial planning, general tax and accounting activities and capital management. He will also continue to serve as an executive member of the Board of Directors.

Jaques previously served as UBL’s Chief Financial Officer from February 2010 until his appointment to the Board in August of that same year. Since 2008, he has also been the Chief Operating Officer of Greenough Consulting Group, Inc. (GCG), a company engaged in providing interim CFO and human resources to technology companies and private equity firms. Prior to GCG, Jaques was the CFO for BlueRun Ventures, where he created the financial and administrative infrastructure for the venture capital partnership. Under his leadership, assets under management increased from $150 million to $1 billion in six years. Before BlueRun, he was the CFO of PayPal. There, he established the Company’s financial planning and accounting processes, was instrumental in raising three rounds of private equity totaling $140 million, and coordinated the merger of PayPal, Inc. with X.com Corporation, resulting in a $680 million valuation. Jaques also served as Senior Vice President at Silicon Valley Bank and held various senior positions at Barclays Bank PLC. He holds a Higher National Diploma (HND) in Business Administration from Polytechnic of the South Bank, London, England; and is an Associate of the Institute of Bankers (United Kingdom) and a member of the Association of Financial Professionals.

Commenting on Jaques’ appointment, Doyal Bryant, Chairman and CEO of UBL, stated, “We are delighted to welcome David back to our executive team. For the past four years, he has proven to be invaluable to our Company – both as our original CFO and then as a director, providing both sound financial and operational guidance and direction to our management team as we have endeavored to win UBL market leadership in the global local search industry. With record revenue on tap and numerous worldwide expansion initiatives underway, it has become mission critical to have someone of David’s caliber and experience on board to help ensure that we adhere to strict financial discipline while optimizing our full growth potential.”

About UBL Interactive and Universal Business Listing

Headquartered in Charlotte, North Carolina and having served over 200,000 businesses across North America, the United Kingdom and Australia, UBL Interactive is the owner and operator of the Universal Business Listing (UBL) service. Through UBL, the Company provides business identity management tools for businesses large and small, as well as SEO providers, advertising agencies and interactive marketers to help their customers distribute their business details as a trusted source across search engines, online Yellow Pages directories, 411 directory assistance, social networks and mobile devices. The Company also offers reputation monitoring tools and a variety of premium Local SEO optimization services. For more information on the Company and its Universal Business Listing solutions, please visit our web sites at www.ublinteractive.com or www.ubl.org.

Forward-Looking Statements

This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes," “forecasts,” “plans” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risks and uncertainties, include, without limitation, our ability to successfully centralize and consolidate various support functions, operating results, market acceptance of our solutions, strong brand recognition and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

FOR MORE INFORMATION, PLEASE CONTACT:

 UBL Interactive, Inc.

Investor and Media Relations

Phone: 407-585-1080